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                                                                       EXHIBIT 2
                                                                       ---------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     This Agreement and Plan of Merger (this "Agreement"), dated as of May 2, 2002, is made by and between Diamond Hill Investment Group, Inc., a Florida corporation ("Diamond Hill-Florida"), and DHO, Inc., an Ohio corporation and a wholly-owned subsidiary of Diamond Hill-Florida ("DHO").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Diamond Hill-Florida, as the sole shareholder of DHO, desires to effect a merger of Diamond Hill-Florida with and into DHO (the "Merger") pursuant to the provisions of the Florida Business Corporation Act (the "FBCA") and the Ohio General Corporation Law (the "OGCL"); and

     WHEREAS, Diamond Hill-Florida and DHO intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the respective Boards of Directors of Diamond Hill-Florida and DHO have determined that the Merger is desirable and in the best interests of each corporation and that the Merger be consummated in accordance with the terms and subject to the conditions set forth in this Agreement. The sole shareholder and the Board of Directors of DHO have adopted and approved this Agreement. The Board of Directors of Diamond Hill-Florida has adopted and approved this Agreement and directed that it be submitted for approval by the shareholders of Diamond Hill-Florida.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the FBCA and the OGCL, at the Effective Time (as defined in Section 6 below), Diamond Hill-Florida shall be merged with and into DHO. DHO shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Ohio. At the Effective Time, the separate corporate existence of Diamond Hill-Florida shall cease. DHO, in its capacity as the corporation surviving the merger, is sometimes referred to in this Agreement as the "Surviving Corporation."

     SECTION 2. EFFECT OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for in this Agreement and in Sections 607.1106 and
607.1107 of the FBCA and Section 1701.82 of the OGCL.

     SECTION 3. ARTICLES OF INCORPORATION; CODE OF REGULATIONS. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation attached as Exhibit A to this Agreement (the "Articles of Incorporation"). The Articles of Incorporation



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shall be filed with the Ohio Secretary of State as an exhibit to the Certificate of Merger filed with that office. The Code of Regulations of the Surviving Corporation shall be the Code of Regulations of DHO in effect immediately prior to the Effective Time.

     SECTION 4. DIRECTORS OF THE SURVIVING CORPORATION. At and after the Effective Time, and until changed in the manner provided in the Code of Regulations or the Articles of Incorporation of the Surviving Corporation or as otherwise provided by law, the number of directors of the Surviving Corporation shall be the same number of directors of DHO in effect immediately prior to the Effective Time. At the Effective Time, each person who is a director of DHO immediately prior to the Effective Time shall be a director of the Surviving Corporation. Each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected a director of DHO and until his or her successor is duly elected and qualified in the manner provided in the Code of Regulations or the Articles of Incorporation of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the Code of Regulations or the Articles of Incorporation of the Surviving Corporation or as otherwise provided by law.

     SECTION 5. OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, each person who is an officer of DHO immediately prior to the Effective Time shall be an officer of the Surviving Corporation in accordance with the Code of Regulations of the Surviving Corporation holding the same office as he or she held in DHO immediately prior to the Effective Time.

     SECTION 6. EFFECTIVE TIME. The Merger shall become effective at 3:00 p.m. on May 2, 2002 (the "Effective Time").

     SECTION 7. CANCELLATION AND CONVERSION OF SHARES. At the Effective Time, each common share, without par value, of DHO issued and outstanding immediately prior to the Effective Time (the "DHO Shares") shall, by virtue of the Merger and without any action on the part of the holder of the DHO Shares, be cancelled. Further, by virtue of the Merger and without any action on the part of the holder of the shares of Common Stock, without par value, of Diamond-Hill Florida (the "Diamond Hill-Florida Shares"), each Diamond Hill-Florida share issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable common share, without par value, of the Surviving Corporation (the "Surviving Corporation Shares"), and each fractional Diamond Hill-Florida Share shall be converted into such fractional Surviving Corporation Share, which such Surviving Corporation Shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

     SECTION 8. EFFECT OF CONVERSION. At and after the Effective Time, each share certificate which, immediately prior to the Effective Time, represented outstanding Diamond Hill-Florida Shares (a "Diamond Hill-Florida Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of Surviving Corporation Shares into which the Diamond Hill-Florida Shares represented by such Diamond Hill-Florida Certificate immediately prior to the Effective Time have been converted pursuant to Section 7 of this Agreement. The registered owner of any Diamond Hill-Florida Certificate outstanding immediately prior to the Effective Time, as such owner appears in the books and records of




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Diamond Hill-Florida or its transfer agent immediately prior to the Effective time, shall, until such Diamond Hill-Florida Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the Surviving Corporation Shares into which the Diamond Hill-Florida Shares represented by any such Diamond Hill-Florida Certificate have been converted pursuant to Section 7 of this Agreement.

     SECTION 9. EXCHANGE OF CERTIFICATES. Each holder of a Diamond Hill-Florida Certificate may, but shall not be required to, surrender such Diamond Hill-Florida Certificate to the Surviving Corporation or its transfer agent for cancellation after the Effective Time, and upon such surrender, shall be entitled to receive from the Surviving Corporation or its transfer agent a certificate (a "Surviving Corporation Certificate") representing the number of Surviving Corporation Shares into which the Diamond Hill-Florida Shares represented by such Diamond Hill-Florida Certificate have been converted pursuant to Section 7 of this Agreement. If any such Surviving Corporation Certificate is to be issued in a name other than that in which the Diamond Hill-Florida Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Diamond Hill-Florida Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall either pay any transfer or other taxes required by reason of the issuance of the Surviving Corporation Certificate in a name other than that of the registered holder of the Diamond Hill-Florida Certificate surrendered or establish to the satisfaction of the Surviving Corporation or its transfer agent that such tax has been paid or is not applicable.

     SECTION 10. STOCK OPTION PLAN. Each option to purchase Diamond Hill-Florida Shares granted under the Diamond Hill-Florida 1993 Non-Qualified and Incentive Stock Option Plan (the "Stock Option Plan") that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of any such option, be converted into and become an option to purchase the same number of Surviving Corporation Shares as the number of Diamond Hill-Florida Shares that were subject to such option immediately prior to the Effective Time at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time. The Surviving Corporation shall reserve for purposes of the Stock Option Plan a number of Surviving Corporation Shares equal to the number of Diamond Hill-Florida Shares reserved by Diamond Hill-Florida for issuance under the Stock Option Plan as of the Effective Time. As of the Effective Time, the Surviving Corporation shall automatically assume the Stock Option Plan and all obligations of Diamond Hill-Florida under the Stock Option Plan, including the outstanding options granted or awarded pursuant thereto.

     SECTION 11. APPROVAL. This Agreement shall be submitted for approval by the shareholders of Diamond Hill-Florida prior to the Effective Time. The obligations of the parties to consummate the Merger shall be subject to the approval of the Merger and this Agreement by the Shareholders of Diamond Hill-Florida on or prior to the Effective Time.

     SECTION 12. DISSENTERS' RIGHTS. Shareholders of Diamond Hill-Florida who dissent from the Merger pursuant to Section 607.1320 of the FBCA may be entitled, if they comply with




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the provisions of the FBCA regarding the rights of dissenting shareholders, to be paid the fair value of their Diamond Hill-Florida Shares if the Merger is effectuated.

     SECTION 13. FILING OF MERGER DOCUMENTS. Prior to the Effective Time, DHO shall file a certificate of merger with the Secretary of State of the State of Ohio and Diamond Hill-Florida shall file articles of merger with the Florida Department of State.

     SECTION 14. AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of Diamond Hill-Florida and DHO, after authorization of such action by their respective Boards of Directors, at any time prior to the Effective Time, except that after the approval contemplated by Section 11 of this Agreement, no amendment shall (a) alter or change the amount or kind of shares to be received in the Merger by the holders of shares of either Diamond Hill-Florida or DHO, (b) alter or change any term of the Articles of Incorporation or the Code of Regulations of DHO, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of shares of either Diamond Hill-Florida or DHO.

     SECTION 15. ABANDONMENT. At any time prior to the Effective Time, the Board of Directors of either Diamond Hill-Florida or DHO, or both, may terminate this Agreement notwithstanding approval of this Agreement by the sole shareholder of DHO or by the shareholders of Diamond Hill-Florida, or by both.

     SECTION 16. MISCELLANEOUS.

          (a) COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall constitute one and the same instrument.

          (b) CAPTIONS. The captions contained in this Agreement are for convenience of reference only, do not form a substantive part of this Agreement and shall not restrict or enlarge any substantive provision of this Agreement.

          (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws, and not the conflicts laws, of the State of Ohio.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

          (e) OTHER INSTRUMENTS. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.



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     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the day and year first set forth above.

                                DIAMOND HILL INVESTMENT GROUP, INC.


                                By:  /s/ R. H. Dillon
                                     ------------------------------------------
                                Its: President



                                DHO, INC.


                                By:  /s/ R. H. Dillon
                                     -------------------------------------------
                                Its: President











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                                       EXHIBIT A to Agreement and Plan of Merger
                                       -----------------------------------------

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


          FIRST: The name of the corporation shall be Diamond Hill Investment Group, Inc.

          SECOND: The place in Ohio where the principal office of the corporation is to be located is in the City of Columbus, County of Franklin.

          THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

          FOURTH: The authorized number of shares of the corporation shall be Eight Million (8,000,000), consisting of Seven Million (7,000,000) common shares, each without par value, and One Million (1,000,000) preferred shares, each without par value.

          The directors of the corporation are authorized to adopt amendments to the Articles in respect to any unissued preferred shares and thereby to fix or change, to the fullest extent now or hereafter permitted by Ohio law: the division of such shares into series and the designation and authorized number of shares of each series; the dividend or distribution rights, which may be cumulative or noncumulative; the dividend rate, amount or proportion; the dividend participation rights and preferences; the liquidation rights, preferences and price; the redemption rights and price; the sinking fund requirements; the voting rights; the pre-emptive rights; the conversion rights; the restrictions on issuance of shares; the rights of alteration of express terms; and such other rights, preferences and limitations as shall not be inconsistent with this Article FOURTH or Ohio law.


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          FIFTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it,
(B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article Fifth of these articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation or authorized by its articles.

          SIXTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

          SEVENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless expressly provided otherwise by statute, may be taken by the vote, consent, waiver or release of the holders of shares




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entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes.

          EIGHTH: These amended and restated articles of incorporation supersede the articles of the corporation existing at the effective date of these amended and restated articles.









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